Exhibit 10.3

JOINDER to THE

ADMINISTRATIVE SERVICES AGREEMENT

This Joinder to the Administrative Services Agreement (this “Joinder”) is made this 5th day of February, 2026, by the undersigned, in respect of that certain Administrative Services Agreement (the “Administrative Agreement”), a copy of which is attached hereto as Exhibit A, dated as of May 6, 2025, by and between Dune Acquisition Corporation II, a Cayman Islands exempted company (the “Company”) and Dune Acquisition Holdings II LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Administrative Agreement.

RECITALS:

WHEREAS, the Company desires to appoint Collective Acquisition Sponsor LLC, a Delaware limited liability company (or its designated affiliate(s), the “New Sponsor”) as a party to the Administrative Agreement in place of the Sponsor. The undersigned has accepted such offer and agrees to be bound by the binding provisions of the Administrative Agreement.

NOW, THEREFORE, for and in good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:

1. The undersigned hereby agrees to be bound by the terms and conditions of the Administrative Agreement as a party thereunder.

2. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, this Joinder has been executed and delivered by the undersigned as of the date set forth above.

Collective Acquisition Sponsor LLC

By:	/s/ Elliot Richmond
Name:	Elliot Richmond
Title:	Authorized Signatory

Acknowledged and Agreed:

Dune Acquisition Corporation II

By:	/s/ Elliot Richmond
Name:	Elliot Richmond
Title:	Chief Executive Officer

[Signature Page to Joinder to Administrative Services Agreement]